GUARANTEED MAXIMUM PRICE AMENDMENT TO

                        CONSTRUCTION MANAGEMENT AGREEMENT


        THIS GUARANTEED MAXIMUM PRICE AMENDMENT (this "GMP Amendment") is made and entered into as of June 17, 1998, by and between VENETIAN CASINO RESORT, LLC, a Nevada limited liability company having its office at 3355 Las Vegas Boulevard South, Las Vegas, NV 89109 ("Owner"), and LEHRER McGOVERN BOVIS, INC., a New York corporation having its office at 200 Park Avenue, New York, NY 10166 ("Construction Manager") (collectively referred to herein as "the Parties").

        WHEREAS, Construction Manager and Las Vegas Sands, Inc., a Nevada corporation having its office at 3355 Las Vegas Boulevard South, Las Vegas, NV 89109 ("LVSI") entered into a Construction Management Agreement (the "Agreement"), dated February 15, 1997, regarding the project known as the Grand Venetian Hotel/Casino; and

        WHEREAS, the Parties, LVSI and others executed an Assignment, Assumption and Amendment of Construction Management Agreement (the "Amendment"), dated November 14, 1997, by virtue of which Owner became the successor in interest to LVSI with respect to the Agreement and other provisions of the Agreement were amended; and

        WHEREAS, the Agreement further provides that the Parties shall execute an amendment to the Agreement setting forth the Final Guaranteed Maximum Price ("Final GMP") and the Assumptions; and

        WHEREAS, the Parties now desire to establish the Final GMP and to set forth other contract provisions which are necessary to effectuate the Parties' intended agreement on the Final GMP;

        NOW, THEREFORE, the Parties agree as follows:

        1. Defined Terms All capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Agreement.

        2. Agreement as Amended "Agreement" as used herein shall be deemed to include amendments thereto effected by the Amendment.

        3. Final GMP The Final GMP shall be $624,375,494. This sum is comprised of:

                     a. Trade Costs of $583,000,000;
                     b. Reimbursable Costs of $31,375,494; and
                     c. Contingency of $10,000,000.

The Parties have agreed to the Final GMP based upon the Anticipated Cost Report dated June 17, 1998, rev.1 ("ACR"), which report is attached hereto as Appendix 10 for the specific purpose set forth in Paragraph 11, herein, and the primary components of which are summarized in Appendix 1, attached hereto.

        4. Trade Costs The Trade Costs component of the Final GMP shall be $583,000,000, which shall include all trade contracts, labor, materials and services necessary to accomplish the Work (as defined in Paragraph 12, herein, and Appendix 7, attached hereto) and shall be deemed, along with the Reimbursable Costs as a lump sum amount for the completion of the Work, in accordance with Paragraph 11 of this GMP Amendment, subject to adjustment in accordance with the terms of the Agreement and this Amendment, including but not limited to adjustment for allowances, as set forth in Section 7 below.

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        a. Reimbursable Costs Section 6.3, paragraph B, of the Agreement is hereby deleted in its entirety and the following sentence is hereby added in lieu thereof: "The Reimbursable Costs component of the Final GMP shall be $31,375,494 and shall be deemed to include $18,985,494 for Construction Manager's General Conditions and $12,390,000 for Construction Manager's Staff Costs, and shall be deemed, along with the Trade Costs as a lump sum amount."

        b. The lump sum amount referred to above is $614,375,494.

        5. Contingency Section 6.3, paragraph C, of the Agreement is hereby amended as follows:

        a. Delete the first sentence in its entirety and add the following sentence in lieu thereof: "A Contingency sum of $10,000,000."

        b. Add at the end of the last sentence: "If final Work Charges are less than the Final GMP, as may be amended in accordance with the Agreement, savings are split 75% to Construction Manager and 25% to Owner, provided that to the extent final Work Charges are less than the sum of 3(a) and 3(b) above, then Construction Manager shall receive 100% of the savings."

        6. Construction Management Fee Section 2.1 of the Agreement is hereby amended as follows: Delete the phrase "set forth on Schedule A attached hereto and made a part hereof" from the second sentence and add in lieu thereof the phrase "according to Section 6.1." Section 6.1 of the Agreement is hereby deleted in its entirety and the following sentence is hereby added in lieu thereof: "The Construction Management Fee shall be a lump sum fee of $9,000,000, of which $4,637,534.72 has been paid or invoiced to date and the balance of which shall be paid according to Appendix 2 to the GMP Amendment. This fee is paid in full and final settlement of all outstanding preconstruction phase charges and fees."

        7. Allowances a. The Allowances provided for in Exhibit B of the Agreement are substituted for by the Allowance Items set forth in Appendix 3 hereto which sets out the amounts remaining to be purchased for allowance items. These items along with commitments already made for Allowance Items are included in the Final GMP. As said Allowance Items are replaced with binding components of the Guaranteed Maximum Price, as set forth in the last sentence of Article
6.3 (A) of the Agreement, the Final GMP will be adjusted accordingly.

        b. The Trade Costs component of the Final GMP is net of OCIP Allowances. OCIP credits for future commitments have been calculated at an estimated rate of 2.5% of bid prices. To the extent that the total of all achieved OCIP credits after trades are closed varies from the credits recorded to date and the anticipated additional credits, the Final GMP shall be adjusted accordingly. Appendix 9 provides a detailed analysis of the OCIP credits as of June 17, 1998. Appendix 9a supplies the agreed upon terms of Schedule F, Insurance Contract Language, which Exhibit is referred to in the Agreement and is effective as of May 1, 1998. It also includes the agreed upon Description of AON and Lehrer McGovern Bovis, Inc.'s Responsibilities and Duties.

        8. Value Engineering The Parties recognize that the Trade Costs component of the Final GMP contains certain Value Engineering savings which the Parties have achieved or have anticipated achieving as reflected in the ACR and as identified in Appendix 4. The Parties will cooperate with each other with the aim of realizing these Value Engineering savings. If these planned Value Engineering items are or have been implemented by Owner and issued in a timely fashion for construction by the design team then Construction Manager shall bear the risk or the benefit of achieving the amount of Value Engineering savings set forth for these items in Appendix 4, with no adjustment to the GMP. If the potential Value Engineering items are not so implemented, the Final GMP shall be increased accordingly.

        9. Early Completion of Parts of the Work Construction Manager shall exert its best efforts to achieve Substantial Completion of the parts of the Work described in Appendix 5 on or before April 13, 1999. If Substantial Completion of those Appendix 5 parts of the Work cannot be achieved on or before April 13, 1999, Construction Manager will so notify Owner on or before December 14, 1998. The Work to be substantially completed by April 13, 1999 (in accordance with Appendix 5 or as modified by any notice given on or before December 14, 1998) shall be incorporated within the schedule referred to below, which shall be amended accordingly. Construction Manager

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understands and agrees that Owner is relying upon and shall be entitled to rely upon such schedule. Owner agrees that Construction Manager shall have no liability for its failure to meet the April 13, 1999 early completion date so long as it has exerted its best efforts to do so.

        10. Date for Substantial Completion It remains the obligation of Construction Manager (subject to the provisions of this paragraph) to achieve Substantial Completion of the Work on or before April 21, 1999, in accordance with the Schedule attached as Appendix 8 and made a part hereof. Construction Manager shall achieve Substantial Completion on or before that date, except for those limited portions of the Project identified in Appendix 6. With respect to those areas identified in Appendix 6, Construction Manager will exert its best efforts to achieve Substantial Completion of the same on or before April 21, 1999 and shall guarantee the Substantial Completion of all of these areas no later than June 21, 1999, phased in accordance with Appendix 6.

        11. The Work The Work to be completed shall be as defined herein and by Appendix 7 hereto. It is expressly agreed that Architect's Instructions (ASI's) numbers 102B, 106A, 111, and 119, and any and all ASI's or other Owner instructed changes to the Work received by Construction Manager on or after June 17, 1998 shall be deemed changes in the Work. To further clarify the definition and scope of the Work, it is agreed that the order of precedence to determine the definition of the Work is first, the language of this Amendment including Appendix 3 - Summary of Allowances and Appendix 4 Schedule of Value Engineering included in Anticipated Cost Report Dated June 17, 1998, rev.1, and then, second, Appendix 7 - List of Documents and then third Appendix 10 - Anticipated Cost Report dated June 17, 1998, rev.1. The Anticipated Cost Report (ACR) dated June 17, 1998, rev.1 is included for the specific purpose of providing further definition of the Work and so as to include those items not specifically shown on any of the drawings and specifications included in the List of Documents, but which are included within the ACR and therefore are part of the Trade Costs amount of $583,000,000. Section 1.6 of the Agreement is hereby amended as follows: Delete "the plans, drawings, and specifications prepared, approved or re-evaluated by Architect; all approved written or graphic interpretations, clarifications, amendments, and changes to any of the foregoing documents; change orders; and scope changes" and add in lieu thereof "those documents and/or drawings identified in Appendix 7 to the GMP Amendment and any change orders or Scope Changes issued pursuant to and in accordance with the terms of this Agreement in respect thereof." Paragraph 5, Amendment to the Agreement, subparagraph (b), of the Amendment is hereby deleted in its entirety and the following sentence is hereby added in lieu thereof: "The `List of Documents' set forth as Section 3 of Exhibit B of the Agreement is hereby deleted and replaced in its entirety by Appendix 7 to the GMP Amendment."

        12. Further Modifications The Parties further agree to the following changes in the terms and conditions of the Agreement:

        a.  The second sentence of Section 3.3.10 is deleted in its entirety.
        b.  The following language is added to the end of Section 6.6:

            "Owner and Construction manager recognize that achievement of Substantial Completion within the contract period requires the expedited review and approval of any new or revised Drawing(s) received by Construction Manager on or after June 17, 1998. Therefore and notwithstanding any other provision of this Agreement, the following provisions shall apply to the same:

            6.6.1 Within four (4) business days of Construction Manager's receipt of any such new or revised Drawing(s), Owner and Construction Manager will endeavor to meet jointly with Architect to obtain Architect's explanation of all revisions to the Work which would be required to implement the subject Drawing(s). Owner, Construction Manager and Architect will simultaneously engage in discussions with a view to establishing an order of magnitude assessment of the cost and time implications of such Drawing(s) and Owner will render a written decision within one (1) business day as to whether the Drawing(s) should be implemented. Owner shall use diligent efforts to obtain Architect's cooperation in respect of the foregoing,

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            6.6.2 For any new or revised Drawing(s) with respect to which it is not possible for Owner and Construction Manager to obtain a timely presentation from Architect as to the resultant revisions to the Work, Construction Manager shall provide Owner with an order of magnitude assessment of the cost and time implications of the same within four (4) business days of Construction Manager's receipt of the subject Drawing(s). Within one (1) business day of receipt by Owner of any such order of magnitude assessment, Owner shall instruct Construction Manager in writing either to implement the subject Drawing(s) or to disregard the same. Owner shall use its best efforts to have the Architect precisely identify any revisions to any Drawing(s) and provide a written description of each change introduced by any revised Drawing(s).

            6.6.3 If Construction Manager fails to provide Owner with any order of magnitude assessment, required under Section 6.6.2, within the proscribed four (4) business day period then Construction Manager shall be responsible for any resulting additional costs and/or delays, but only to the extent that such additional costs and/or delays are attributable to Construction Manager's delayed submission of the subject order of magnitude assessment. If Owner fails to provide Construction Manager with instructions, required under Section 6.6.2, as to the implementation of any new or revised Drawing(s) within the proscribed one (1) business day time period then Construction Manager shall be entitled to a day-for-day extension of time equal to the duration of Owner's delay in providing such instructions to the extent that Construction Manager can demonstrate a delay to the completion of the Work attributable to such Owner's delay.

            6.6.4 If, subsequent to Owner's approval of any new or revised
                  Drawings under Section 6.6.1 or Section 6.6.2, Owner determines not to implement the subject Drawing(s) then Owner shall bear the costs of any out-of-pocket expenses reasonably incurred by Construction Manager and/or by any Trade Contractor(s) in connection with the same and prior to Owner's cancellation of the work."

        c. The following phrase is added to the end of the second sentence of Section 6.8: ", and/or as provided in the GMP Amendment."

        d. The following phrase is added to the end of the second parenthetical of Section 6.9, paragraph (b): ", and/or as provided in the GMP Amendment."

        e. The following sentence is added after the second sentence of Section 10.7, paragraph (a): "ASI's 102B, 106A, 111, and 119, and any and all ASI's and/or other Owner instructed changes received by Construction Manager on or after June 17, 1998 shall be deemed changes in the Work."

        13. Work Charges Savings Section 6.9, paragraph (a) of the Agreement is deleted in its entirety and the following sentences added in lieu thereof: "Upon Final Completion of the Work, if the total actual Work Charges are less than the Final Guaranteed Maximum Price (as established pursuant to Section 6.8 and this GMP Amendment and as may be adjusted in accordance with Section 10.7 and/or as otherwise provided in the GMP Amendment), then one-hundred percent (100%) of the difference ("savings") shall be allocated to Construction Manager except for any savings which result from additional Value Engineering or savings which accrue on any of the Allowances set forth in Appendix 3, which shall be allocated to the Owner, and except for and subject to the provisions of Paragraph 5(b) of this GMP Amendment. Owner shall pay savings to Construction Manager as additional compensation simultaneously with the final Construction Management Fee installment payment pursuant to Appendix 2 of the GMP Amendment."

        14. Modification of the Agreement The Agreement shall be deemed modified as necessary to give effect to the terms of this GMP Amendment and the failure to specify herein any amendment to any provision of the Agreement which contains terms contrary to the terms of this GMP Amendment shall not be construed as a waiver of such amendment and shall not be asserted by either party as a defense to the enforcement of the terms of this GMP Amendment. Accordingly, the following phrase is hereby added at the end of the last sentence of Section 2.5

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of the Agreement: ", except as otherwise provided in the GMP Amendment." All other provisions of the Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, this GMP Amendment has been entered into as of the date first written above.


LEHRER McGOVERN BOVIS, INC.               VENETIAN CASINO RESORT, LLC




By: /s/ Pete Marchetto                    By: /s/ W. P. Weidner
    ---------------------------------         ---------------------------------
    Pete Marchetto                            W. P. Weidner
    President                                 President and Chief
                                              Operating Officer


Reviewed and Approved By:


/s/ M. E. Bennett
---------------------------------------------
M. E. Bennett
President and Chief Executive Officer
Pinnacle One, Inc.
On behalf of the Insurers listed collectively
In C.J. Coleman & Company Ltd. Cover Notes
No's P43917 and P00256097, which Insurers
Issued the Liquidated Damage Insurance
Policies for this Project



This approval is subject to the condition that the term "Substantial Completion" as defined in the Agreement, as amended by the GMP Amendment, shall not include the Work relating to the areas identified in Appendix 6 to the GMP Amendment.